Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George R. Aylward, Michael A. Angerthal, and Kevin J. Carr, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign an Annual Report on Form 10-K for the year ended December 31, 2009 for Virtus Investment Partners, Inc., and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and NASDAQ.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date set forth below.

Signature	Capacity

/s/ GEORGE R. AYLWARD	President, Chief Executive Officer and Director
George R. Aylward

/s/ MICHAEL A. ANGERTHAL	Executive Vice President, Chief Financial Officer
Michael A. Angerthal

/s/ MARK C. TREANOR	Director and Non-Executive Chairman
Mark C. Treanor

/s/ JAMES R. BAIO	Director
James R. Baio

/s/ SUSAN FLEMING CABRERA	Director
Susan Fleming Cabrera

/s/ DIANE M. COFFEY	Director
Diane M. Coffey

/s/ HUGH M. S. MCKEE	Director
Hugh M. S. McKee

/s/ TIMOTHY A. HOLT	Director
Timothy A. Holt

/s/ ROSS F. KAPPELE	Director
Ross F. Kappele

/s/ EDWARD M. SWAN	Director
Edward M. Swan

March 4, 2010